Exhibit 11.0

                      EQUINOX SYSTEMS INC. AND SUBSIDIARIES
                         COMPUTATION OF INCOME PER SHARE

                    (In thousands, except per share amounts)



                                                        THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,                             SEPTEMBER 30,
                                                -----------------------------------       -----------------------------------
                                                    1996                 1995                  1996                 1995
                                                -------------       ---------------       --------------       --------------

Net income as reported..........................$         732       $           388       $        2,086       $          901
                                                =============       ===============       ==============       ==============


Weighted average common and common equivalent shares outstanding -- primary:

Common stock....................................        3,850                 4,143                3,842                4,115
Options.........................................          233                   124                  204                  117
                                                -------------       ---------------       --------------       --------------
Total common and common share equivalents.......        4,083                 4,267                4,046                4,232
                                                =============       ===============       ==============       ==============

Net income per share -- primary.................$        0.18       $          0.09       $         0.52       $         0.21
                                                =============       ===============       ==============       ==============


Weighted average common and common equivalent shares outstanding -- assuming full dilution:

Common stock....................................        3,850                 4,143                3,842                4,115
Options.........................................          247                   124                  238                  117
                                                -------------       ---------------       --------------       --------------
Total common and common share equivalents.......        4,097                 4,267                4,080                4,232
                                                =============       ===============       ==============       ==============


Net income per share -- assuming full dilution..$        0.18       $          0.09       $         0.51       $         0.21
                                                =============       ===============       ==============       ==============
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